FOR IMMEDIATE RELEASE
October 13, 2006

DSA FINANCIAL CORPORATION REPORTS EARNINGS FOR THE FIRST QUARTER ENDED SEPTEMBER 30, 2006 AND DECLARES A QUARTERLY DIVIDEND.

Lawrenceburg,  Indiana - October 13, 2006 - DSA  Financial  Corporation  (OTCBB:
DSFN.OB) announced its financial results for the first quarter of fiscal 2007. For the quarter ended September 30, 2006, the Company recorded net earnings of $165,000 or $0.10 per share. In the quarter ended September 30, 2005, the Company reported net earnings of $195,000, or $0.12 per share.

The quarter-to-quarter decrease in earnings was attributed primarily to a $26,000, or 3%, decrease in net interest income and a $33,000, or 6%, increase in general, administrative and other expense, which were partially offset by a $14,000, or 16%, increase in other income and a $23,000, or 20%, decrease in income tax expense.

DSA Financial reported total assets of $106.7 million at September 30, 2006, total liabilities of $89.6 million, including deposits of $78.7 million and total stockholders' equity of $17.1 million.

In addition, Edward L. Fischer, President and Chief Executive Officer of DSA Financial, announced today that the Company's board of directors has declared a dividend on its common stock of $0.105 per share. The dividend is payable on November 9, 2006 to stockholders of record as of October 27, 2006.

DSA Financial Corporation is the holding company for Dearborn Savings Association, F.A., a federally chartered savings association headquartered in Lawrenceburg, Indiana. Dearborn Savings operates through its main office and one branch office.

                            DSA Financial Corporation
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)
                                   (Unaudited)

                                               September 30,            June 30,
       ASSETS                                           2006                2006

Cash and cash equivalents                           $  2,170            $  2,408
Investment securities                                  4,842               4,808
Loans receivable                                      91,871              88,477
Other assets                                           7,798               7,381
                                                    --------            --------

         Total assets                               $106,681            $103,074
                                                    ========            ========

       LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                            $ 78,656            $ 76,412
Advances from the FHLB                                 9,000               8,000
Other liabilities                                      1,934               1,417
                                                    --------            --------

         Total liabilities                            89,590              85,829

Stockholders' equity, net                             17,091              17,245
                                                    --------            --------

       Total liabilities and stockholders' equity   $106,681            $103,074
                                                    ========            ========


                            DSA Financial Corporation
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                           Three months ended
                                                              September 30,
                                                        2006                2005

Total interest income                                $ 1,563             $ 1,269
Total interest expense                                   826                 506
                                                      ------             -------
         Net interest income                             737                 763

Provision for losses on loans                             15                   7
                                                      ------             -------

         Net interest income after provision for
            losses on loans                              722                 756

Other income                                              99                  85

General, administrative and other expense                564                 531
                                                      ------             -------

         Earnings before income taxes                    257                 310

Income taxes                                              92                 115
                                                      ------             -------

         NET EARNINGS                                $   165             $   195
                                                     =======             =======

         EARNINGS PER SHARE - basic and diluted      $   .10             $   .12
                                                     =======             =======